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                                                                   Exhibit 10(I)
                                                                   -------------


                                IROQUOIS BANCORP

                        ANNUAL MANAGEMENT INCENTIVE PLAN


OBJECTIVES

o Reward Iroquois and Member Bank Managers for the achievement of key business objectives.

o Provide Managers with an incentive to exceed budgeted pre-tax income performance.

o Supports Total Compensation Strategy of targeting slightly below market for planned results and paying above market for the achievement of above plan results.


PLAN DESIGN FEATURES

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                                                                                            Incentive Weighting
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                                              Threshold       Target       Superior                       Ind./
                                                Award         Award          Award          Bank          Dept.
---------------------------------------------------------------------------------------------------------------
Tier 1       President/ CEO - Iroquois           20%           45%            70%           75%            25%
Tier II      CFO and COO-Iroquois                15%           35%            55%           75%            25%
             and Homestead CEO
Tier III     Senior Management                   10%           25%            40%           50%            50%
Tier IV      Mid Management                       5%           15%            25%           25%            75%
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

o The Bank-wide goal will be measured by the member bank's planned net income and Return on Equity and payout will be interpolated between threshold (90%), target (100%), and superior (120%) performance.

o Individual/Department goals will be assigned a weighting, and achievement will be determined on a pass/fail basis.

o There will be no payment if Bank performance is below threshold level or below 90% of the average four year median Return on Equity of the Iroquois Bancorp regional bank peer group. The award will be capped at the superior level.

o It is the intent of the Plan that no adjustment be made for the effect of extraordinary items on net income. Any adjustment or exception would be based on a recommendation by the member bank's management or Board of Directors and require approval of the Iroquois Nominating/Personnel Committee.